                                                               EXHIBIT 10.38


                   [PRUDENTIAL SECURITIES INCORPORATED]
                               LETTERHEAD





                                                        August 31, 1994



Mr. Keith Brackpool
Chief Executive Officer
Cadiz Land Company, Inc.
10470 Foothill Boulevard, Suite 200
Rancho Cucamonga, CA  91730

Dear Keith:

  This will confirm the understanding and agreement (the "Agreement") between Prudential Securities Incorporated ("Prudential Securities") and Cadiz Land Company, Inc. (the "Company") as follows:

1. The Company hereby engages Prudential Securities as its agent for the purpose of providing the Company with overall financial advisory services, including, without limitation, reviewing the Company's strategic assets and business plan, structuring negotiating a financable water contract as it pertains to the Cadiz aquifer, and agenting the placement of up to $75,000,000 of debt securities (the "Securities") of the Company to a limited number of institutional investors (the "Investors").

2. Prudential Securities hereby accepts the engagement and, in that connection, agrees to:

   (a) review and analyze the business, operations, financial condition and prospects of the Company;

   (b) develop, in consultation with the Company, a financing structure and water contract to build an approximately 30 mile pipeline in order to transport and sell 30,000 to 50,000 acre-feet of water to any number of third party purchasers;

   (c) prepare, in consultation with the Company, a Private Placement Memorandum (the "Memorandum") describing the Company and the Securities; which Memorandum shall not be made available to potential Investors until such Memorandum and its use shall be approved by the Company, which will also represent to Prudential Securities that the Memorandum does not contain any untrue statement or alleged untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make any statement not misleading;

   (d) assist the Company in negotiating purchase contract(s) with such third party purchasers with a view towards the financability of such contracts;

   (e) develop and review with the Company a list of the Investors to whom the Memorandum will be provided;

   (f)  use its best efforts to privately place the Securities;

   (g) prepare with the assistance and approval of the Company any other communications to be used in placing the Securities, whether in the form of letter, circular, notice or otherwise;

   (h)  negotiate the sale of the Securities to the Investors.

3. In connection with Prudential Securities' engagement, the Company will furnish Prudential Securities with any information concerning the Company which Prudential Securities reasonably deems appropriate and will provide Prudential Securities with access to the Company's officers, directors, accountants, counsel and other advisors. The Company represents and warrants to Prudential Securities that to the best of its knowledge, all such information concerning the Company will be true and accurate in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading inlight of the circumstances under which such statements are made. The Company acknowledges and agrees that Prudential Securities will be using and relying upon such information supplied by the Company and its officers, agents and others and any other publicly available information concerning the Company without any independent investigation or verification thereof or independent appraisal by Prudential Securities of the Company or its business or assets.

4. As compensation for the advisory services to be rendered by Prudential Securities hereunder, the Company shall pay Prudential Securities an initial retainer of $20,000 payable upon the signing of this Agreement and an additional work fee of $20,000 per month beginning one month after the signing of this Agreement. This arrangement will continue on a monthly basis unless terminated as provided below. Upon closing of the transaction, the Company shall also pay Prudential Securities a Placement Fee of 1.75% of the principal amount raised in the private placement of the securities. The aggregate dollar amount of the retainer and work fees shall be non-refundable but shall be a credit against the 1.75% Placement Fee upon a successful closing of the transaction.

   Such Placement Fee shall be payable with respect to any sale of Securities that occurs either (a) during the term of Prudential Securities' engagement hereunder regardless of whether the Investor was identified by Prudential Securities or (b) at any time during a period of six months following the effective date of termination of Prudential Securities' engagement hereunder and the sale involves an Investor identified by Prudential Securities or with whom Prudential Securities discussed the purchase of the Securities during the term of its engagement hereunder.

5. The Company shall reimburse Prudential Securities for its out-of-pocket and incidental expenses, incurred during the term of its engagement hereunder, including the reasonable fees and expenses of its legal counsel and those of any advisor retained by Prudential Securities. External legal and advisory fees will be capped at a level to be mutually agreed upon by the Company and Prudential Securities.

6. Since Prudential Securities will be acting on behalf of the Company in connection with this engagement, the Company agrees to indemnify Prudential Securities as set forth in a separate letter agreement, dated the date hereof, between Prudential Securities and the Company.

7. The Company agrees that during the term of Prudential
Securities' engagement hereunder, it will not contact or solicit institutions or other entities other than the Investors as potential purchasers of the Securities.

8. The term of Prudential Securities' engagement hereunder as the Company's exclusive agent shall extend from the date hereof through December 31, 1995. Subject to the provisions of paragraphs 3 through 6, 8 and 10 through 12 which shall survive any termination of this Agreement, either party may terminate Prudential Securities' engagement hereunder at any time, with or without cause, by giving the other party at least 10 days' prior written notice.

Notwithstanding the previous sentence, if Prudential Securities terminates this engagement prior to December 1, 1994, the provisions of paragraph 4 shall not survive such termination. Upon the termination of Prudential Securities' engagement, the Company shall send a letter to each investor in form and substance acceptable to Prudential Securities notifying them of such termination.

9. Except as required by law, any advice to be provided by Prudential Securities under this Agreement, and the Memorandum, shall not be publicly disclosed or made available to third parties, other than the Investors, without Prudential Securities' prior consent. In addition, Prudential Securities may not be publicly referred to without its prior consent.

10. Except as disclosed in the letter, dated the date hereof, between L.H. Friend, Weinress & Frankson and Prudential Securities, the Company represent and warrants to Prudential Securities that there are no brokers, representatives or other persons which have an interest in compensation due to Prudential Securities from any transaction contemplated herein.

11. The benefits of this Agreement shall, together with the separate indemnity letter, inure to the benefit of respective successors and assigns of the parties hereto and of the indemnified parties hereunder and their successors and assigns and representatives, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns.

12. This Agreement may not be amended or modified except in writing and shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

  Prudential Securities is delighted to accept this engagement and looks forward to working with you on this assignment. Please confirm that the foregoing correctly sets forth our agreement by signing the enclosed duplicate of this letter in the space provided and returning it, whereupon this letter shall constitute a binding agreement as of the date first above written.

                                      PRUDENTIAL SECURITIES INCORPORATED


                                      By:  /s/ James C. Woods
                                           ---------------------
                                           James C.  Woods


AGREED:

Cadiz Land Company, Inc.


By:  /s/ Keith Brackpool
     ----------------------
     Keith Brackpool








                      [PRUDENTIAL SECURITIES INCORPORATED]
                                  LETTERHEAD





                                                Date:  August 31, 1994


PRUDENTIAL SECURITIES INCORPORATED
One Seaport Plaza
New York, N.Y.  10292


   In connection with the engagement, dated July 26, 1994, between Prudential Securities Incorporated ("Prudential Securities") and Cadiz Land Company, Inc. (the "Company"), the Company hereby agrees to indemnify and hold harmless Prudential Securities and its affiliates, their respective directors, officers, controlling persons (within the meaning of Section 15 of the Securities Act of 1933 or Section 20(a) of the Securities Exchange Act of 1934), if any, agents and employees of Prudential Securities or any of Prudential Securities' affiliates (collectively, "Indemnified Persons" and individually, an "Indemnified Person") from and against any and all claims, liabilities, losses, damages and expenses incurred by any Indemnified Person (including fees and disbursements of Prudential Securities' and an Indemnified Person's counsel) which (A) are related to or arise out of
(i) actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Company or (ii) actions taken or omitted to be taken by an Indemnified Person with Company's consent or in conformity with the Company's instructions or the Company's actions or omissions or (B) are otherwise related to or arise out of Prudential Securities' engagement, and will reimburse Prudential Securities and any other Indemnified Person for all costs and expenses, including fees of Prudential Securities or an Indemnified Person's counsel, as they are incurred, in connection with investigating, preparing for, or defending any action, formal or informal claim, investigation, inquiry or other proceeding, whether or not in connection with pending or threatened litigation, caused by or arising out of or in connection with Prudential Securities acting pursuant to the engagement, whether or not Prudential Securities or any Indemnified Person is named as a party thereto and whether or not any liability results therefrom. The Company will not, however, be responsible for any claims, liabilities, losses, damages, or expenses pursuant to clause (B) of the preceding sentence which are finally judicially determined to have resulted primarily from Prudential Securities' bad faith or gross negligence. The Company also agrees that neither Prudential Securities nor any other Indemnified Person shall have any liability to the Company for or in connection with such engagement except for any such liability for claims, liabilities, losses, damages, or expenses incurred by the Company which are finally judicially determined to have resulted primarily from Prudential Securities' bad faith or gross negligence. The Company further agrees that the Company will not, without the prior written consent of Prudential Securities, settle or compromise or consent to the entry of any judgement in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not Prudential Securities or any Indemnified Person is an actual or potential party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of Prudential Securities and each other Indemnified Person hereunder from all liability arising out of such claim, action, suit or proceeding.

   In order to provide for just and equitable contribution, if a claim for indemnification is made pursuant to these provisions but is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification is not available for any reason (except, with respect to indemnification sought solely pursuant to clause (B) of the first paragraph hereof, for the reasons specified in the second sentence thereof), even though the express provisions hereof provide for indemnification in such case, then the Company, on the one hand, and Prudential Securities, on the other hand, shall contribute to such claim, liability, loss damage or expense for which such indemnification or reimbursement is held unavailable in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and Prudential Securities on the other hand, in connection with the transactions contemplated by the engagement, subject to the limitation that in any event Prudential Securities' aggregate contribution to all losses, claims damages, liabilities and expenses to which contribution is available hereunder shall not exceed the amount of fees actually received by Prudential Securities pursuant to the engagement.

   The foregoing right to indemnity and contribution shall be in addition to any rights that Prudential Securities and/or any other Indemnified Person may have at common law or otherwise and shall remain in full force and effect following the completion or any termination of your engagement. The Company hereby consents to personal jurisdiction and to service and venue in any court in which any claim which is subject to this agreement is brought against Prudential Securities or any other Indemnified Person.

   It is understood that, in connection with Prudential Securities' engagement, Prudential Securities may also be engaged to act for the Company in one or more additional capacities, and that the terms of this engagement or any such additional engagement may be embodied in one or more separate written agreements.
This indemnification shall apply to said engagement, any such additional engagement(s) (whether written or oral) and any modification of said engagement or such additional engagement(s) and shall remain in full force and effect following the completion or termination of said engagement or such additional engagements.

   The Company further understands that if Prudential Securities is asked to act for the Company as dealer manager in an exchange or tender offer or as an underwriter in connection with the issuance of securities by the Company or to furnish the Company a financial opinion letter or in any other formal capacity, such further action may be subject to a separate agreement containing provisions and terms to be mutually agreed upon.

                                          Very truly yours,

                                          Cadiz Land Company, Inc.


                                           By:    /s/ Keith Brackpool
                                                  -----------------------
                                           Title: CEO


AGREED AND ACCEPTED:

PRUDENTIAL SECURITIES INCORPORATED


By:     /s/ James C.  Woods
        ---------------------
Title:  Managing Director